EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of CN Energy Group INC. and its subsidiaries of our report dated February 15, 2025 relating to the consolidated financial statements for the year ended September 30, 2024, which appear in the 2024 Annual Report on Form 20-F.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Enrome LLP

Singapore

June 30, 2025

PCAOB ID #6907